Greenidge Expands Bitcoin Mining Capabilities with Launch of Mississippi Site and Deployment of 2,400 Miners

Demonstrates Competitive Edge of Greenidge’s Best-in-Class Pod X Mining Infrastructure Solution

Plans to Expand Site’s Power Access By At Least 25 MW in Next 12 Months

Grows Greenidge’s Current Footprint to 4 Active Bitcoin Mining Sites with 122 MW of Current Total Power Capacity

Dresden, NY – July 11, 2024 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the "Company"), a vertically integrated cryptocurrency datacenter and power generation company, today announced that it has expanded its bitcoin mining capabilities with the launch of its newest bitcoin mining site located in Mississippi. The site went live on July 1, 2024 with 2,400 bitcoin miners that Greenidge deployed from its fleet. In the coming weeks, Greenidge also expects to deploy its first shipment of Antminer S21 Pro bitcoin miners across its active sites to further increase its mining capacity.

Greenidge acquired the 12-acre property in Mississippi earlier this year and built out the site utilizing its proprietary Greenidge Pod X, a best-in-class crypto mining infrastructure solution. Greenidge currently has access to 8.5 MW of power at the site and intends to obtain at least 25 MW of additional power within the next 12 months in order to further expand its overall power capacity. In addition, Greenidge expects to finalize the planned lease of the on-site warehouse by September 1, 2024.

Greenidge CEO Jordan Kovler commented: “Greenidge has made tremendous progress transforming our business over the last 12 months, and with the introduction of the Greenidge Pod X, we’ve now reached a key inflection point that will further benefit our long-term growth trajectory. Our ability to quickly and efficiently take the Mississippi site from acquisition to miner deployment within just three months is a testament not just to the competitive advantage of our proprietary Pod X infrastructure solution but also to our team’s highly complementary expertise in both mining and power and electric infrastructure. With Pod X, Greenidge is now one of only several pod manufacturers in the world that offers a mining pod of this scale and is the only bitcoin mining company with integrated pod sales capabilities.”

Kovler added: “As we continue to expand our footprint across the country, we are actively evaluating new strategic opportunities to develop, purchase, lease or, when appropriate, sell properties in alignment with our value creation playbook.”

Greenidge now has 122 MW of total power capacity across four bitcoin mining facilities in the U.S. and Canada with approximately 8,000 miners in operation. In addition to the Mississippi site, Greenidge most recently acquired 60 MW of future low-cost power in South Carolina and 7.5 MW of mining capacity in North Dakota.

Launch of the Greenidge Pod X

In June, Greenidge launched the Greenidge Pod X in order to provide the industry with a crypto mining infrastructure solution that offers miners an innovative design with optimal temperatures that result in superior uptime and better longevity. The Greenidge Pod X has capacity for 792 miners, which is 35% more than other pod manufacturers, and offers one of the lowest pod and infrastructure $/kW cost ratios in the industry. From design to operation, Greenidge has deployed the Pod X at its sites in New York, South Carolina, North Dakota and now Mississippi.

For more info on purchasing Greenidge Pod X for miner deployments, please visit: https://greenidge.com/pod-x.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Contacts

Investors
Nick Ratti
315-536-2359
nratti@greenidge.com
investorrelations@greenidge.com

Media
Longacre Square Partners

Charlotte Kiaie / Kate Sylvester, 646-386-0091
greenidge@longacresquare.com

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